MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT (the "Agreement") is made effective as of August 21, 1996 (the "Effective Date"), by and between CASINO MAGIC MANAGEMENT SERVICES, CORP., a Minnesota corporation ("Manager") , CASINO MAGIC OF LOUISIANA, CORP., a Louisiana corporation ("Owner"), and CASINO MAGIC CORP., a Minnesota corporation ("Casino Magic").

                                  RECITALS

     A. Owner is developing a new dockside riverboat casino and entertainment complex, Casino Magic-Bossier City, on a 23-acre site in Bossier City, Louisiana, in connection with which owner intends to conduct its casino operations on the recently constructed Bossier Riverboat and to provide a 37,000 square foot entertainment pavilion for land-based activities, including gaming, entertainment, dining, hotel and/or related activities as may currently or hereafter be permitted by law.

     B. Casino Magic desires to grant a license to Owner for the usage of the "Casino Magic" service mark and trade name in connection with the Bossier Riverboat, the Facilities and related amenities.

     C . Owner desires to have Manager manage its business, and Manager desires to manage owner's business, all upon the terms and conditions of this Agreement.


NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, Owner and Manager agree as follows:

1.          DEFINITIONS  AND  REFERENCES.
1.1      Definitions.     As used herein, the following terms shall have the
respective  meanings  indicated  below:

(a) "Annual Plan" means the Annual Plan to be prepared by Manager and approved by owner in accordance with the provisions of Section 6.2 hereof.

     (b) "Bossier Riverboat" means a recently constructed riverboat to be owned by Owner and operated from a permanent dockside mooring in Bossier City, Louisiana. The Bossier Riverboat may offer the public gaming, food and beverage, retail merchandise, entertainment, hotel and/or related activities.

     (c) "Casino Magic-Bossier City" means the dockside riverboat casino and entertainment complex to be opened and operated by Owner in Bossier City, Louisiana.

     (d)      "Business"  means  all  of  the  business  operations  of owner.

     (e) "Commencement Date" means the date upon which owner first opens the Bossier Riverboat to the public for business, which date shall be confirmed in writing by owner and Manager.

     (f) "Compensation" means the direct salaries and wages paid to, or accrued for the benefit of, any executive or other employee, including, without limitation, employer's contributions under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, worker's compensation, group life, accident, health and other insurance premiums, profit sharing and retirement plans, disability and other similar benefits.


     (g) "Facilities" means the land-based portion of the Business with such gaming, entertainment, dining, hotel (if any) and related activities as may be currently or hereafter permitted by law-

     (h) "Indenture" means that certain Indenture to be dated as of August 22, 1996, with Owner as Issuer, Jefferson Casino Corporation as Guarantor and First Union Bank of Connecticut as Trustee, regarding $115,000,000 13'6 First Mortgage Notes Due 2003 With Contingent Interest, Series A and Series B.

(i) "Notes" means the 13% First Mortgage Notes Due 2003 With Contingent Interest issued by owner under the terms of the Indenture.

2.          SCOPE  OF  AGREEMENT,  RESPONSIBILITIES.

     2.1 Authority of Owner's Board of Directors. The Board of Directors of owner shall determine the general policy with respect to the strategic planning of the Business and such matters as are customarily or as a matter of Louisiana corporation or gaming law reserved for decision by a Board of Directors.

     2.2          Authority  of  Manager.   Subject to the foregoing general
authority of owner's Board of Directors, and subject to the terms of this Agreement, Manager shall exclusively supervise and direct the management and operation of the Day-to-day-day activities of the Business for the account of Owner. Manager shall have the authority and responsibility to: (i) determine operating policy, standards of operation, quality of service, the maintenance and physical appearance of the Bossier Riverboat and the Facilities and any other matters affecting operations and maintenance; (ii) supervise and direct all phases of advertising, sales and promotion for the Business; and (iii) carry-out all programs contemplated by the Annual Plan. Owner agrees that it shall cooperate with Manager in every reasonable and proper way to permit and assist Manager to carry out its duties hereunder and comply with all conditions or restrictions, if any, placed upon manager by any gaming authority.

     2.3 Duties and Obligations of Manager. Manager shall take all actions which may be reasonably necessary or appropriate in connection with the authority granted to it in accordance with the provisions of this Agreement. Manager shall devote to its responsibilities hereunder such time as may be reasonably necessary for the proper performance of all duties hereunder. The standard of performance by Manager in managing the Business shall be measured by what a reasonably prudent person would do consistent with good business practices and policies. An organization chart detailing the supervisory and management positions and personnel to be provided by Manager to Owner is attached hereto as Exhibit "A. 11

     2.4 Consultation with owner. Notwithstanding the foregoing, manager shall at all times apprise owner, including the Board of Directors, of all operating policies. Manager agrees to consult with owner as frequently as Owner shall reasonably request to review operating policies and other matters referenced to herein. Owner shall, at all times, have the right to enter the Bossier Riverboat for the purpose of inspecting same and reviewing the operations. Owner agrees that it and its representatives will, at no time, act in a manner which deviates from the authority granted to Manager.

3. CONDITIONS PRECEDENT TO IMPLEMENTATION OF AGREEMENT. Owner and Manager shall apply for and maintain any and all licenses and approvals required in order to implement the provisions of this Agreement. This Agreement is contingent upon the receipt of all such licenses and approvals.

4. TERM. The term of this Agreement shall continue until August 21, 2006, unless  sooner  terminated  as  hereinafter  set  forth.

5.          PRE-COMMENCEMENT  DATE  RESPONSIBILITIES.

     5.1 Owner's Responsibilities. Owner, without cost or expense to Manager, shall design, acquire, construct, and equip the Bossier Riverboat as well as the Facilities, including, but not limited to, a dock or mooring facility for the Bossier Riverboat, an entertainment pavilion and related parking. All expenses and fees incident thereto shall be paid by Owner.

     5.2 Manager's Responsibilities. From the date of this Agreement to the Commencement Date (and thereafter as Owner may reasonably request) , Manager shall assist owner in designing, acquiring, constructing and equipping all assets to be used by owner in the operation of the Business. manager shall, at owner's expense, also be responsible for the development and implementation of all preopening activities.

6.          OPERATION  OF  THE  BUSINESS:

     6.1    Permits.    Manager and Owner shall timely apply for, obtain and
maintain  all  licenses  and  permits  required  to  operate  the  Business.

6.2          Annual  Plan.

     6.2.1 Preparation. With such cooperation and assistance of Owner as Manager may request, Manager shall prepare for Owner's review and approval not less than 90 days in advance of each fiscal year an Annual Plan for the Business that includes without limitation:

     (a) a forecast comprised of an estimated income and expenses by month for the coming fiscal year;

     (b) an estimated cash flow projection by month, and anestimate as to the amount of funds needed for working capital requirements;

     (c)    a budget covering estimated expenditures for capital improvements;

     (d)      an  annual  marketing  plan;  and

     (e) an organizational chart listing all employees names, position and compensation (including key employees whether employees of Owner or charged to Owner).

Manager shall not be deemed to have made any guarantee or warranty in connection with the results of performance set forth in the Annual Plan since the parties acknowledge that the Annual Plan is intended to set forth objectives and goals based upon Manager's best judgment of the facts and circumstances known by Manager at the time of preparation.

     6.2.2 Owner's Review and Approval. The Annual Plan will be subject to the approval of the Board of Directors, which approval will not be unreasonably withheld or delayed. Owner shall approve or disapprove the Annual Plan within 60 days after submission to Owner. If Owner fails to provide written notice to Manager of any specific objections to a proposed Annual Plan within such 60-day period, such Annual Plan shall be deemed to have been approved byowner as submitted. In the event Owner disapproves or raises any objections to the proposed Annual Plan or any revisions thereto, Owner and Manager agree to cooperate with each other in good faith to resolve the dispute. owner agrees in a manner that is consistent with the Annual Plan to provide the funds necessary to operate the Business.

     6.2.3 Compliance. Manager shall use all reasonable efforts to comply with the Annual Plan and shall not deviate in any substantial respect therefrom. In the event Manager encounters circumstances which require expenditures not foreseen at the time of preparation of the Annual Plan and which Manager deems reasonably necessary, Manager may, without Owner's approval, make or cause to be made on account of Owner, such expenditures. Manager, without Owner's approval, on a monthly basis with full reporting to Owner, shall be entitled to increase the total expenses budgeted within the Annual Plan by a percentage approved annually by the Board of Directors to cover any expenditures that were underestimated at the time the Annual Plan was prepared and that are reasonably necessary in Manager's sole discretion, to carry out the provisions of this Agreement. Manager shall not be entitled to make any expenditures in excess of the Annual Plan without first obtaining the prior written approval of Owner, which approval shall not be unreasonably delayed or withheld. Owner and Manager agree to cooperate with each other in good faith in resolving disputes. Policy changes not anticipated in the Annual Plan shall be submitted to Owner for approval, which approval shall not be unreasonably delayed or withheld.

     6.2.4          Specific  Matters.   The description of specific matters
hereinafter stated are in every respect subject to the prior approval of owner as part of its approval of the Annual Plan.

6.3          Personnel.

     6.3.1 General. Manager, for the account of owner, shall hire, supervise, direct, discharge and determine terms of employment of all personnel working for the Business. Manager shall hire on behalf of Owner such casino managerial and other personnel as are customary in the industry. The determination of Compensation for all employees shall be part of the Annual Plan approved by Owner.

     6.3.2 Personnel Expenses and Compensation. All employees at the level of general manager of the Business or below shall be deemed employees of Owner. More senior management personnel who perform services pursuant to this Agreement and who are employees of either Manager or Casino Magic or any affiliates thereof shall be deemed not to be employees of Owner, and Manager shall be responsible for the Compensation of such persons. Additionally, the Manager shall be responsible for determining the fitness and qualifications of all casino employees, subject to Louisiana riverboat gaming licensing standards.

     6.3.3 Professional and Other Specialists. Manager shall have the right to retain legal counsel and such other professionals, consultants and specialists as Manager deems necessary or appropriate in connection with the operation of the Business, and all such fees and expenses payable to third parties (other than Manager or its affiliates) shall be paid by owner.

     6.4 Sales, Marketing and Advertising. Manager shall advertise and promote the Business for Owner's account and shall institute and supervise a sales and marketing program and coordinate and cooperate with tour programs marketed by public carriers, travel agents and government tourist departments when Manager deems the same to be advisable. Manager, in its sole discretion, may cause participation in sales and promotional campaigns and activities involving complimentary passage, food and beverages to travel agents, tourist officials and airline representatives.

     6.5 Other Services Provided by Manager. other services, such as data processing, reservation system, internal audit, etc., may be provided by
Manager  to  Owner  at        an additional cost or contracted for separately.

     6.6 Maintenance and Repairs. Owner shall be responsible for maintaining the property utilized in the Business in good repair and condition. To implement owner's responsibility, Manager shall, on behalf of Owner, and at Owner's expense, make or cause to be made all repairs, replacements, corrections and maintenance items as shall be required in the normal and ordinary course of operation of the Business.

     6.7 Capital Expenditures. owner recognizes the necessity of capital improvements and shall expend such amount for capital improvements as shall be required in the normal and ordinary course of operation of the Business in conformity with the amounts approved as part of the Annual Plan.

     6.8         Reimbursement.  In addition to the Compensation provided in
Article 9, manager shall be entitled to be reimbursed for the reasonable travel and entertainment expenses of all officers and employees of Manager incurred in performing its duties hereunder in connection with any phase of the operation of the Business. Manager shall be entitled to make all reimbursements authorized under this Section 6.8, or under any other provision of this Agreement, provided that all such reimbursements shall be made in a manner which is consistent with the provisions of the Annual Plan or as otherwise agreed with Owner.



7.          FISCAL  MATTERS.

7.1      Accounting  Matters  and  Fiscal  Periods.

     7.1.1 Books and Records. Manager shall cause employees of Owner to maintain, at Owner's expense, full and complete books of account and such other records as are necessary to reflect the operation of the Business. Such books and records shall be maintained in accordance with generally accepted accounting principles, on a calendar year basis, at Owner's offices in Bossier City, Louisiana. Manager shall also prepare and file for owner, at Owner's expense, all information and/or tax returns which may be required by any governmental authorities.

     7.1.2 Reports to Owner. Manager, at Owner's expense, shall deliver or cause to be delivered to Owner monthly f financial statements together with monthly cash flows and monthly comparison of operational income and expenses versus the Annual Plan.

     7.1.3 Owner's Right to Audit. Owner reserves the right upon reasonable prior notice, to perform any and all additional audit tests relating to the Business where accounting books and records are kept.

     7.2          Bank  Accounts.    Owner shall establish accounts that are
necessary for the operation of the Business. Gross revenues from operations shall be deposited in the bank accounts, and the Owner shall pay out of the bank accounts, to the extent of the funds therein, all of its operating expenses and other amounts as directed by manager.

8.          TITLE;  OTHER  MATTERS.

     8.1       Covenant of Title.    Owner shall enable Manager to peaceably
and quietly operate the Business in accordance with the terms of this Agreement.

     8.2          Proprietary  Information.    All specifically identifiable
information developed by Manager for Owner shall be the property of both Manager and owner. All existing information of Manager previously developed by Manager at Manager's expense, including without limitation, all customer lists, gaming and marketing strategies and other similar information, shall be the property of Manager and not owner, and neither owner nor any of its affiliates or successors may use such proprietary information without the consent of Manager, which consent shall not be unreasonably withheld. The parties agree that the proprietary information referenced in this Section
8.2 does not include information which is clearly available in the public domain.

     8.3 Outside Activities of Parties. This Agreement shall be limited to, the purposes set forth herein, and nothing in this Agreement, whether by implication or otherwise, shall be construed to extend the relationship of the parties beyond such purposes. Each party acknowledges that the other party and its respective affiliates are or may hereafter become interested, directly or indirectly, by ownership, contract, agency or otherwise, in business opportunities which are not within the purpose of this Agreement and which may compete with or otherwise affect all or some aspects of the Business.
However, Manager agrees that it will not compete in any riverboat gaming activities, within a 200-mile radius of the location of the Business during the term of this Agreement, excluding the cities of Lake Charles, Louisiana and Vicksburg, Mississippi.

9.          COMPENSATION  OF  MANAGER.

     9.1 In consideration for (i) the license of the "Casino Magic" name pursuant to Article 10 hereof and (ii) the services provided pursuant to this Agreement, Owner shall pay Manager a management fee equal to 10t of Adjusted Consolidated Cash Flow (as defined in the Indenture) . The payment of management fees will commence at such time as Business is operating (as defined in the Indenture).


     9.2 The management fee shall become due and payable 10 days after the end of each month to the extent that Owner's Fixed Charge Coverage Ratio (as defined in the Indenture) is at least 1.5 to 1.0 after giving effect to such payment.

     9.3 If the management fee cannot be paid, the management fee shall accrue; provided, however, in the event that the voters in the Louisiana Referendum do not approve the continuation of riverboat gaming in Bossier Parish and Caddo Parish, Louisiana (or if the voters in the Louisiana Referendum disapprove the continuation of riverboat gaming in one but not the other of Bossier Parish or Caddo Parish, Louisiana until owner has obtained a determination that the outcome of the Louisiana Referendum does not limit its ability to conduct riverboat gaming operations at Casino Magic-Bossier City), the Company shall not, directly or indirectly, pay any Management Fee to Casino Magic or any of its affiliates. In such event, Manager shall still have the obligation to provide management services to Owner.

     9.4 No management fee will be payable if a default or event of defaulthas occurred and is continuing under the Indenture. In the event of a bankruptcy, reorganization, insolvency, dissolution or other winding-up of owner, payment of the management fee shall be subordinated to the prior payment in full in cash of all obligations under the Indenture and the Notes.

10.          LICENSE.

     10.1 Owner hereby acknowledges that Casino Magic is the sole owner of all right, title and interest in and to the service mark and trade name "Casino Magic" as used in connection with the business of gaming facilities and related amenities, and that Owner's rights to use the aforesaid service mark and trade name derive solely from and are limited to this Article 10.

     10.2 Casino Magic hereby grants to Owner the non-exclusive license to use "Casino Magic" as a service mark and as part of its trade name solely in connection with the business of gaming facilities and related amenities. Owner agrees not to use said name and mark in any other business. Owner's rights hereunder shall extend only to operations in the cities of Bossier City, Louisiana and Shreveport, Louisiana and to the promotion and marketing of Owner's gaming activities in a manner generally consistent with the marketing and promotional activities of Casino Magic and its other subsidiaries. All use of "Casino Magic" as a service mark and as part of its trade name shall inure to the benefit of Casino Magic.

     10.3 Casino Magic shall have the right to control the nature and quality of all services of which the "Casino Magic" name and mark is used hereunder. Casino Magic has the right to inspect and evaluate the services produced in thebusiness operated by Owner and has approved its nature and quality. owner agrees that said services shall be maintained at this same level of quality and grants to Casino Magic the right, at reasonable times, to inspect its services and business as desired by Casino Magic to assure that said quality is maintained. Owner also agrees to inform Casino Magic in writing of any complaints received by it concerning the quality of services sold or offered under the "Casino Magic" name or mark.

     10.4 Owner agrees to display and use the "Casino Magic" name and mark only in the manner authorized by Casino Magic and approved by Casino Magic. If Owner desires to make any change in said display and use, it shall first submit such change to Casino Magic for its prior approval.

     10.5 Owner will not register or attempt to register "Casino Magic" as any part of its own name or marks, and will cooperate fully as requested by Casino Magic in connection with any registration by Casino Magic of said mark.

     10.6 Owner will promptly inform Casino Magic of any infringement of the "Casino Magic" name or mark or of any protest by others to Owner concerning its use of the name and mark, and will cooperate fully with Casino Magic in connection with any litigation, administrative proceedings, or protests which Casino Magic deems desirable in connection with the protection of or maintenance of rights to make decisions concerning the initiation, defense, compromise or settlement of any action involving the name or mark.

     10.7     If Casino Magic should determine that owner is in breach of this
Article 10 and the services sold or offered under the "Casino Magic" name and mark hereunder are deficient and are not of satisfactory quality in the sole discretion of Casino Magic, it shall so inform owner in writing, whereupon owner shall have 30 days within which to cure said breach and deficiency. If Owner does not cure said breach and deficiency within that time to the satisfaction of Casino Magic, its right to use the "Casino Magic" name and mark shall forthwith terminate notwithstanding the term of this license.

     10.8 If Owner files a petition in bankruptcy or is adjudicated a bankrupt, if a petition in bankruptcy is filed against owner, if it becomes insolvent or makes an assignment for the benefit of creditors or any arrangements pursuant to any bankruptcy law, if owner discontinues its business or a receiver is appointed for it or its business, the license granted hereunder shall terminate, and all use of the "Casino Magic" name and mark shall cease.

     10.9 Unless earlier terminated pursuant to a breach of this Article 10 as set forth in Section 10.7 or Section 10.8, Owner's license to use the "Casino Magic" name and mark hereunder shall remain in effect during the term
hereof.    After  the  expiration  of  this  Agreement  the  license  shall automatically renew on an annual basis unless terminated by Casino Magic with 30 days notice for breach of any of the terms of this Article 10.

     10.10 Upon termination of owner's rights to use the "Casino Magic" name and mark for any reason hereunder, owner shall immediately take steps to effect a change of its trade marks, service marks, trade names and assumed names so as to remove from it the words "Casino Magic" or any confusingly similar mark or terms.

     10.11 Owner may not assign, sublicense or otherwise transfer any of its rights under this Article 10 to any third party without the prior written consent of Casino Magic, which consent may be arbitrarily withheld.

11.          INSURANCE.

     11.1 Coverage. Owner, for the benefit of both owner and Manager, shall maintain adequate insurance during the term of this Agreement. The type and amount of coverage shall be approved by Manager.


11.2          Policies  and  Endorsements.

     11.2.1 Policies. All insurance coverage provided for hereunder shall be effected by policies issued by insurance companies with sound and adequate financial responsibility. Either party shall be entitled to object to an insurance company. owner shall deliver to Manager duplicate copies of the insurance policies or certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, shall deliver duplicate copies of the insurance policies or insurance certificates with respect to the renewal policies to the other party not less than 30 days prior to the respective dates of expiration.


     11.2.2              Endorsement.     All insurance shall, to the extent
obtainable,  have  attached  thereto:

     (a) an endorsement that such policy shall not be canceled ox materially changed without at least 30 days' prior written notice to Owner and Manager; and

     (b) an endorsement to the effect that no act or omission of Owner or Manager shall affect the obligation of the insurer to pay the full amount of any loss sustained.

     11.2.3 Named Insureds. All policies of insurance shall be carried in the names of Owner and Manager. All liability policies shall name Owner and Manager, and in each case any affiliates which either may specify, and their respective directors, officers, agents, employees, and members of the Board of Directors, as additional insureds.

12.          INDEMNIFICATION.

     12.1 Indemnification. Manager agrees to indemnify and hold owner harmless from any loss, liability, claim, demand, legal proceeding or cost (including attorneys' fees, costs, expenses and other charges) which is not covered by insurance proceeds and which owner may sustain, incur or assume as a result of, or relative to, any allegation, claim, civil or criminal action, proceeding, charge or prosecution, including but not limited to, injuries to persons or damage to property or the Business or any matters arising out of the employment or Compensation of employees or former employees of Manager (collectively "Claims") which may be alleged, made, instituted or maintained against Manager or Owner, jointly or severally, arising out of or based upon the management, operation, condition or use of the Business; the performance or non-performance of the Agreement by Manager, its agents or employees only to the extent in each case that any such liability results from the gross negligence or willful misconduct of Manager.

12.2          Related  Matters.

     12.2.1 Procedures. Manager shall reimburse Owner for any legal fees and costs, including attorneys, fees and other litigation expenses, incurred by Owner in respect to which indemnity is granted hereunder. If Claims are asserted or threatened, or if any action or suit is commenced or threatened with respect thereto, for which indemnity may be sought against Manager hereunder, Owner shall notify Manager in writing within 30 days after Owner shall have had actual knowledge of the threat, assertion or commencement of the Claims, which notice shall specify in reasonable detail the matter for which indemnity may be sought. Manager shall have the right, upon notice to owner given within 30 days of its receipt of owner's notice, to take primary responsibility for the prosecution, defense or settlement of such matter and payment of expenses in connection therewith. owner shall provide, without cost to Manager, all relevant records and information reasonably required by manager for such prosecution, defense or settlement and shall cooperate with Manager to the fullest extent possible. Owner, at Owner's sole cost and expense, shall have the right to employ its own counsel in any such matter with respect to which Manager has elected to take primary responsibility for prosecution, defense or settlement.

     12.2.2          Indemnified Parties.  The indemnities contained in this
Article 12 shall run to the benefit of both owner and its affiliates, and its directors, officers, shareholders and employees.

     12.2.3 Survival. The provisions of this Article 12 shall survive any cancellation, termination or expiration of this Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall cut off all claims which are subject to the provisions of this Article 12.

13.          DEFAULT  AND  TERMINATION.

13.1          Events  of  Default.

     13.1.1          Manager.    It  shall be an event of default under this
Agreement (an "Event of Default") if Manager (a "Defaulting Party") fails to perform or materially comply with any of the covenants, agreements, terms or conditions contained in this Agreement applicable to Manager and such failure continues for a period of 30 days after written notice thereof from owner (a "Non-Defaulting Party") specifying in detail the nature of such failure, or, if such failure is of a nature that it cannot, with due diligence and good faith to cure the same and thereafter to prosecute the curing of such failure to completion with due diligence within 90 days thereafter.

     13.1.2 Owner. It shall also be an Event of Default if owner (a "Defaulting Party") (a) fails to make any monetary payment required under this Agreement on or before the due date and such failure continues for five business days after written notice from Manager (a "Non-Defaulting Party") specifying such failure, (b) fails to pay the entire management fee for a period of six consecutive months, or (c) fails to perform or materially comply with any of the other covenants, agreements, terms or conditions contained in this Agreement applicable to owner (other than monetary payments) and such failure continues for a period of 30 days after written notice thereof from Manager to Owner specifying in detail the nature of such failure, owner will be in default under this Agreement. Notwithstanding the foregoing, failure to pay any management fee which is not permitted to be paid under the Indenture will not be a default under this Agreement.

13.2          Termination.

     13.2.1 General. If an Event of Default occurs and has not been cured, this Agreement shall terminate at the election of the Non-Defaulting Party. Notice of termination pursuant to this Article 13 may be given by the Non-Defaulting Party to the Defaulting Party at any time prior to the curing of such Event of Default, and such termination shall be effective as of the date specified in such notice of termination, which date shall be not less than 60 nor more than 120 days after the date of such notice. Notwithstanding the foregoing, if the Event of Default pertains to the payments of money, Manager may cease the discharge of its responsibilities hereunder effective upon the expiration of the 30-day notice referenced in Section 13.1 hereof. Manager shall receive all funds due to it at the time of Termination.

     13.2.2              Termination.     In addition to the foregoing, this
Agreement  shall  terminate  upon  any  of  the  following  events:
     (a)          The  mutual  agreement  of  the  parties;  or

     (b) The inability of either party to receive or maintain the licenses necessary to perform its obligations hereunder; or

     (c)          Manager:

(i) applies for or consents to the appointment of, or taking possession by, a receiver, custodian, trustee, liquidator or other similar official of all of its assets;

(ii)          makes  a  general  assignment  for  the  benefit  of  creditors;

(iii) is adjudicated a bankrupt or insolvent or has an order for relief entered with respect thereto; or

(iv) files a voluntary petition, commences a voluntary case under the federal bankruptcy laws as now or hereafter constituted or files a petition or an answer seeking reorganization or any arrangement with creditors or takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute.

     (d) The occurrence of an Event of Default under this Article 13 and the expiration of the time to cure such Event of Default; or

     (e) The consummation of a condemnation of substantially all of the Bossier Riverboat and Facilities.

     13.2.3 Waiver. The waiver of any one Event of Default shall not be construed as the waiver of any other Event of Default.

     13.3          Remedies  Cumulative.    Except as herein provided to the
contrary, the termination of this Agreement by the Non-Defaulting Party upon an Event of Default shall be without prejudice to any right the Non-Defaulting Party may have to damages, injunctions, specific performance or other legal or equitable remedies by reason of any breach, default or noncompliance by the Defaulting Party with such Defaulting Party's covenants, obligations and agreements hereunder.


14.          NOTICES.
     14.1 Notices. Every notice, demand, consent, approval or other document or instrument required or permitted to be served upon any of the parties hereto shall be in writing and shall be deemed to have been duly served on the day of mailing, and shall be sent by (i) registered or certified United States Mail, postage prepaid, return receipt requested, (ii) overnight courier such as Federal Express, (iii) telecopy (with original to follow by United States Mail) , or (iv) hand delivery addressed to the respective parties at the addresses or telecopy numbers stated below:


If  to  Manager:          Casino  Magic  Management  Services,  Inc.
          Attn:  President
          711  Casino  Magic  Drive
          Bay  St.  Louis,  Mississippi  39520

       If to Owner:     Casino Magic of Louisiana, Corp.Attn: President
                                  1701 Old Minden Road
                        Bossier City, Louisiana 71111



                             If to Casino Magic:

                              Casino Magic Corp.
                               Attn: President
                            711 Casino Magic Drive
                       Day St. Louis, Mississippi 39520

 or to such other address as Manager, owner or Casino Magic may have specified in a notice duly given as required herein to the other parties.


              15. RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS.

     15.1 Relationship. None of the Manager, Owner or Casino Magic shall be construed as joint venturers or partners of each other by reason of this Agreement and none shall have the power to bind or obligate the other except as specifically authorized and set forth in this Agreement.
Nevertheless, Manager is granted such authority and powers as may be reasonably-necessary for it to carry out the provisions of this Agreement. This Agreement, either alone or in conjunction with any other documents, shall not be deemed to constitute or create a lease of all or any portion of the managed aspects of Business.

     15.2 Contractual Authority. Subject to the limitations thereon set forth in this Agreement, and in conformity with the Annual Plan, manager is authorized to make, enter into and perform in the name of, for the account of, on behalf of and at the expense of Owner any contracts and agreements (including, but not limited to bank accounts) which are reasonably necessary and appropriate to carry out and place in effect the terms and conditions of this Agreement. Copies of all executed contracts shall be immediately conformed and furnished to owner.

     15.3 Further Actions. Owner and Manager agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.



16. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such validity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be held valid and enforceable to the fullest extent permitted by law; provided, however, that in the event any material part of owner's obligations under this Agreement shall be declared invalid or unenforceable, Manager shall have the option to terminate this Agreement.

17.          MISCELLANEOUS.

     17.1 Successors and Assigns. Manager shall not assign the whole or any portion of this Agreement or any payments due Manager hereunder, without owner's consent, which consent will not be unreasonably withheld. No prohibited assignment, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy or otherwise, shall be valid or effective. owner shall not assign the whole or any portion of this Agreement, except to an affiliate without Manager's consent, except as collateral for any financing obtained in connection with the development and or operation of the Business. If the Agreement is assigned to an affiliate, Manager shall continue to be responsible under this Agreement.

     17.2          Force  Majeure.    If at any time it becomes necessary in
Manager' s or Owner's reasonable opinion to cease operation of all or part of the Business to protect the Business or the health, safety or welfare of guests or employees to the Business for reasons of force majeure, such as, but not limited to, weather, river conditions, acts of war, insurrection, civil strife and commotion, labor unrest, contagious illness, catastrophic events, or acts of God, then in such event Manager or owner may close and cease operations of all or part of the Business, reopening and commencing operation when Manager and Owner determine in good faith that such may be done without jeopardy to the Business, its guests and employees. Neither party shall be liable for failure to perform any obligation hereunder (other than to pay money) when prevented by any force majeure cause not reasonably within the control of such party, such as strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, failure of supply or inability, by the exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such obligation to which such force majeure applies shall be extended for a period of time equivalent to the delay from such cause.

     17.3 Authorization. Owner, Manager and Casino Magic represent to the other that it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

     17.4 Interest. Any amount payable to a party hereunder which shall not be paid when due, shall accrue interest at the prime rate then in effect as published in the Wall Street Journal.

     17.5 Entire Agreement; Amendments. This Agreement sets forth the entire and only agreement or understanding between Owner, Manager and Casino Magic relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and representations in respect hereof among them. Owner has not relied on any projection of earnings, statements as to the possibility of future success or other similar matters which may have been prepared by Manager or Owner, or any of their respective affiliates, and understands that no guaranty is made or implied by Manager or its affiliates as to the cost or the future financial success of the operations being managed hereunder. This Agreement may not be amended in any respect except by an instrument in writing signed by the Owner, Manager and Casino Magic.

     17.6 Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

     17.7 No Waiver. No waiver by either party of a breach by the other party of any of the terms, covenants or conditions of this Agreement, shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default of either party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver.

     17.8          Compliance.    In  performing  its obligations under this
Agreement, Manager shall comply with all present and future laws, ordinances and all rules and regulations, requirements and orders of all governmental authorities and shall obtain all licenses and permits required to perform such obligations and shall file all returns and reports lawfully required of Manager in connection with its duties hereunder, including, but not limited to, income tax withholding returns, Federal Unemployment Tax Act and worker's compensation returns and reports, sales and use tax returns (and shall timely pay all contributions, taxes, costs and other amounts due thereunder) . All of the foregoing returns and reports shall be maintained as a part of the books and records of Manager.

     17.9 Headings. The headings hereunder are used for convenience only and shall not affect the construction or interpretation of any provision hereof.

     17.10 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in several original counterparts, each of which shall be deemed an original for all purposes and all such counterparts shall constitute but one and the same agreement.






































IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first above written.



CASINO  MAGIC  MANAGEMENT  SERVICES,  CORP.


By:    /s/  Robert  A.  Callaway
Name:          ROBERT  A.  CALLAWAY
Its:    Vice  President/General  Counsel  and  Secretary



CASINO  MAGIC  OF  LOUISIANA,  CORP.


By:    /s/  JayS.    Osman
Name:    JAY  S.  OSMAN
Its:    Executive  Vice  President,  Chief  Financial
        Officer  and  Treasurer


CASINO  MAGIC  CORP.


By:    /s/  Jay  S.  Osman
Name:    JAY  S.  OSMAN
Its:    Executive  Vice  President,  Chief  Financial
       Officer  and  Treasurer